Exhibit 16.1

November 9, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Swisher Hygiene Inc.
File No. 001-35067

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Swisher Hygiene Inc. dated November 9, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP